UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 2, 2012

Date of Report (Date of earliest event reported)

Commission File Number	Exact Name of Registrant as Specified in Its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number	IRS Employer Identification Number
1-16169	EXELON CORPORATION (a Pennsylvania corporation) 10 South Dearborn Street P.O. Box 805379 Chicago, Illinois 60680-5379 (312) 394-7398	23-2990190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5-Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, effective on March 12, 2012, the Exelon Corporation (Exelon) Board of Directors (Board) had approved the continuation of the base salaries of Christopher M. Crane, Exelon’s President and Chief Executive Officer, and Mayo A. Shattuck III, Exelon’s Executive Chairman at the current levels in effect with their employers immediately prior to the effective time of the merger of Constellation Energy Group, Inc. into a wholly-owned subsidiary of Exelon, pending further action by the Board on their compensation. On April 2, 2012, the Compensation Committee of the Exelon Board recommended, and the independent directors approved, compensation for 2012 for Messrs. Crane and Shattuck. For Mr. Crane, the Board approved a base salary of $1,150,000, an annual incentive plan target of 120%, a performance share award program target of 108,000 performance shares, and a grant of options to purchase 285,000 shares of Exelon’s common stock. For Mr. Shattuck, the Board approved a base salary of $1,150,000, an annual incentive plan target of 120%, a performance share award program target of 92,000 performance shares, and a grant of options to purchase 247,000 shares of Exelon’s common stock. The base salary changes and the stock options grants are effective as of April 2, 2012, and the incentive plan targets are retroactive to January 1, 2012. Other benefits and the terms of the performance shares and stock options are consistent with previous disclosures.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 2, 2012, Exelon held its annual meeting of shareholders. The final results of voting on each of the matters submitted to a vote of security holders during Exelon’s annual meeting of shareholders:

1. Election of Directors

	FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
Ann C. Berzin	406,902,336	4,640,882	2,258,067	118,952,945
John A. Canning, Jr.	400,964,556	10,915,495	1,921,234	118,952,945
Christopher M. Crane	404,940,167	6,993,830	1,867,288	118,952,945
M. Walter D’Alessio	396,612,095	15,054,723	2,134,467	118,952,945
Yves C. de Balmann	405,907,167	5,590,812	2,303,306	118,952,945
Nicholas DeBenedictis	400,661,186	11,227,614	1,912,485	118,952,945
Nelson A. Diaz	406,076,932	5,832,735	1,891,618	118,952,945
Sue L. Gin	403,042,329	8,865,721	1,893,235	118,952,945
Rosemarie B. Greco	397,472,528	14,227,692	2,101,065	118,952,945
Paul L. Joskow	407,358,472	4,511,086	1,931,727	118,952,945
Robert J. Lawless	405,675,731	5,819,259	2,306,295	118,952,945
Richard W. Mies	406,228,270	5,559,640	2,013,375	118,952,945
William C. Richardson	399,882,191	11,790,198	2,128,896	118,952,945
Thomas J. Ridge	405,470,267	6,425,709	1,905,309	118,952,945
John W. Rogers, Jr.	401,155,462	10,280,377	2,365,446	118,952,945
Mayo A. Shattuck III	400,212,334	11,322,938	2,266,013	118,952,945
Stephen D. Steinour	395,009,042	16,579,411	2,212,832	118,952,945
Don Thompson	404,898,841	6,740,142	2,162,302	118,952,945

2. Ratification of PricewaterhouseCoopers LLP as Exelon’s Independent Accountant for 2012

FOR	AGAINST	ABSTAIN
523,070,173	7,696,020	1,988,037

3. The advisory vote on Exelon’s 2011 executive compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
309,972,015	99,436,867	4,392,403	118,952,945

* * * * *

This Current Report includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from these forward-looking statements include those discussed herein as well as those discussed in (1) Exelon’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18; (2) Constellation Energy Group, Inc.’s 2011 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 12; and (3) other factors discussed in filings with the Securities and Exchange Commission by the Registrant. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this Current Report. The Registrant does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXELON CORPORATION

/s/ Jonathan W. Thayer
Jonathan W. Thayer
Executive Vice President and Chief Financial Officer
Exelon Corporation

April 6, 2012